ONCOCYTE ANNOUNCES CHIEF EXECUTIVE OFFICER TRANSITION

Appoints diagnostic industry veteran and current Board member

Ronald Andrews, Jr. as Chief Executive Officer

Outgoing CEO William Annett to serve as an advisor to the Company

Company to host conference call and webcast today, June 6, at 8:30am EDT

ALAMEDA, Calif., June 6, 2019 — OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive tests for the early detection of lung cancer, today announced that diagnostics industry veteran and current Board member Ronald Andrews will assume the role of Chief Executive Officer, effective July 1. Mr. Andrews brings to OncoCyte over 30 years of diverse experience in the clinical and molecular diagnostics field, with a particular focus on oncology. OncoCyte’s current Chief Executive Officer, William Annett, will remain with the company in an advisory role to ensure a seamless transition.

“Having worked with Ronnie since he joined our Board last April, I have witnessed first-hand the positive impact his contributions have had on our vision and strategy, and I am pleased that he is joining the leadership team as we transition to becoming a commercial-stage company,” said Cavan Redmond, Chairman of the Board. “As we plan for the commercial availability of DetermaVu™ later this year, we believe Ronnie’s successful track record spanning operations, product commercialization and business development at several highly regarded diagnostic companies provides him with the ideal skill set to lead OncoCyte at this important stage in the company’s evolution.

“On behalf of the Board of Directors, I would also like to thank Bill Annett for his guidance and leadership as we efficiently advanced DetermaVu™ through critical development stages, positioning us for long-term success. I am pleased that we will continue to benefit from his insights through this transition period, and wish him the very best going forward,” Mr. Redmond concluded.

“Since joining the Board, and serving on both its Science and Technology Committee and Finance and Strategy Committee, I have been impressed with the OncoCyte team, and the tremendous progress they have made in a very short period of time,” said Mr. Andrews. “The immune interrogation capabilities of this platform technology, which uses only biomarkers of the body’s response to cancer, represents an entirely new approach to molecular panel development and, we believe, has the potential to improve the cancer screening, detection and diagnosis paradigm. In addition to the potential of our lung panel to prevent a significant number of risky and unnecessary biopsies, this novel testing platform may also allow for the earlier detection of cancer when patient outcomes can potentially be more favorable, as well as identify therapeutic efficacy and resistance more effectively than current approaches. I believe DetermaVu™ represents a true breakthrough in the molecular diagnostics field and I am very excited to lead and build the OncoCyte team as we position the business to bring this groundbreaking technology to physicians and patients, while creating long-term value for our shareholders.”

Prior to joining OncoCyte as Chief Executive Officer, Mr. Andrews was the founder and principal of the Bethesda Group, a company focused on helping organizations in the molecular diagnostics and genomics industries. Before that, he served as the President of the Genetic Science Division for Thermo Fisher Scientific, where he oversaw the integration of Life Technologies’ genetic platforms, including Life’s chip-based Next Generation Sequencing Technology, Ion Torrent. Prior to taking on the challenge of integrating all of Life’s genetic platform business into one cohesive unit, Mr. Andrews was President of Life’s Medical Sciences Venture.

Before joining Life Technologies, he served as Chief Executive Officer of Clarient, Inc., (formerly ChromaVision Medical Systems, Inc.), which was sold to GE Healthcare in 2010. He subsequently served as Chief Executive Officer of GE Molecular Diagnostics for one year following the deal close.

From 2000 to 2004, Mr. Andrews held various senior executive roles at Roche Molecular Diagnostics, as well as at Roche Diagnostics Corporation.

From 1995 to 2000, he served as Vice President of Marketing at Immucor, Inc. where he helped lead the transition of the company from a reagent manufacturer to an instrument systems company. Prior to Immucor, Mr. Andrews spent almost 10 years in management positions of increasing responsibility at Abbott Diagnostics, culminating in a senior marketing role in their Business Unit Operations.

He sits on the Board of Directors for three companies, both private and public, including the Board of Directors for the American Society of Clinical Oncology’s (ASCO) CancerLinq program.

Conference Call

The Company will host a conference call today, June 6, 2019, at 8:30am EDT / 5:30am PDT to discuss the transition in more detail.

The dial-in number in the U.S./Canada is 877-407-9716; for international participants, the number is 201-493-6779. For all callers, please refer to Conference ID 13691562.

To access the live webcast, please use the following link: http://public.viavid.com/index.php?id=134866

About DetermaVu™

DetermaVu™ is being developed as an intermediate step to confirm the absence of cancer between imaging modalities (LDCTs) detecting suspicious lung nodules and downstream invasive procedures that determine if the nodules are malignant. OncoCyte estimates that a $2 billion to $4.7 billion annual market could develop in the U.S. for its confirmatory lung cancer liquid biopsy test, depending on the scope of physician utilization, market penetration and reimbursable pricing.

DetermaVu™ has the potential to dramatically reduce U.S. healthcare costs by billions of dollars each year by eliminating unnecessary biopsies, which, according to a study of Medicare data by an independent health economics firm, cost on average $14,634 each. In addition, DetermaVu™ has the potential to provide great benefit to patients by avoiding invasive tissue biopsies and the complications that arise in up to 24% of those procedures, and deaths that occur in up to 1% of cases.

DetermaVu™ is a trademark of OncoCyte Corporation

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy procedures. OncoCyte is focusing its efforts on developing DetermaVu™ as a non-invasive confirmatory diagnostic test for lung cancer. DetermaVu™ is being developed using proprietary sets of genetic and protein molecular markers to detect the presence of lung cancer. OncoCyte also plans to conduct research to identify additional molecular markers, acquire or license markers and related technology, and develop cancer tests based on those markers.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com